UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2011

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 3.03 below is incorporated herein by reference.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 26, 2011, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2011. A copy of the press release, dated July 26, 2011, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter ended June 30, 2011 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP net income, and basic and diluted earnings per share (EPS) figures for the quarters ended June 30, 2011 and 2010 that excluded the impact of the amortization of acquired intangible assets associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V. and equity-based compensation expenses.

The Company believes that the non-GAAP presentation in the press release is useful to investors in analyzing the results for the quarter ended June 30, 2011 because the exclusion of such expense may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of income. The non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. The non-GAAP presentation should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On July 25, 2011, the Board of Directors (the “Board”) of the Company approved the declaration of a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, on July 26, 2011. The dividend is payable on August 5, 2011 to the stockholders of record on August 5, 2011.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 hereto and incorporated herein by reference. A copy of the agreement is available free of charge from the Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock the Company issues after August 5, 2011 until the Distribution Date described below.

Expiration. The Rights will expire on July 25, 2012.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock (a “Preferred Share”) for $45 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45, purchase shares of the Company common stock with a market value of $90, based on the market price of the common stock prior to such acquisition.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $45, purchase shares of the acquiring corporation with a market value of $90, based on the market price of the acquiring corporation’s stock prior to such transaction.

•

Notional Shares. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle its holder to quarterly dividend payments of $0.001, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•

if shares of the common stock of the Company are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of July 26, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, specifying the terms of the Rights is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 25, 2011, the Board approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). The amended provisions, which are clarifications to conform the Company’s Bylaws to its current Certificate of Incorporation, are: (a) an amendment to clarify that vacancies on the Board may also be filled by the remaining directors then in office, as provided in the Company’s Certificate of Incorporation, in addition to the right of stockholders to fill such vacancies; and (b) an amendment to clarify that only the Board can set the number of directors which shall constitute the whole Board, as provided in the Company’s Certificate of Incorporation.

The full text of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws as filed hereto.

Also on July 25, 2011, in connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on July 26, 2011. The full text of the Certificate of Designations is filed as Exhibit 3.2 hereto and incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of DSP Group, Inc., effective as of July 25, 2011.

3.2	Certificate of Designations for DSP Group, Inc. Series B Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on July 26, 2011.

Exhibit No.	Description

4.1	Rights Agreement, dated as of July 26, 2011, between DSP Group, Inc. and American Stock Transfer and Trust Company, LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchaser Preferred Shares as Exhibit C.

99.1	Press Release of DSP Group, Inc., dated July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 26, 2011	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary